                                                                     EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]



April 20, 2000


Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

Ladies and Gentlemen:


     We have acted as counsel for Forest Oil Corporation, a New York corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the "Preferred Stock"), (iii) shares of common stock, par value $0.10 per share, of the Company (the "Common Stock"), and (iv) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities ("Securities Warrants"). The aggregate initial offering prices of the Debt Securities, Preferred Stock, Common Stock and Securities Warrants offered by the Company thereby (the "Securities") will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is being filed as an exhibit (the "Registration Statement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the form of Senior Debt Indenture (the "Senior Debt Indenture") relating to senior debt of the Company ("Senior Debt Securities") included as an exhibit to the Registration Statement, (iii) the form of Subordinated Debt Indenture (the "Subordinated Debt Indenture") relating to subordinated debt of the Company ("Subordinated Debt Securities") included as an exhibit to the Registration Statement, and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendment thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing any Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement, (iv) each applicable Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (v) each person signing each Indenture will have the legal capacity and authority to do so, (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

      Based upon the foregoing examination and review, we are of the opinion that:

(i) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended ("TIA"), (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities,
      (c) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable.

(ii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock, and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

(iii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any Securities Warrants, (b) the terms of such Securities Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body have jurisdiction over the Company, and (c) such Securities Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, (1) such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles,
      (2) any Debt Securities issued upon exercise of any such Warrants will, subject to the qualification set forth in sub-paragraph (i) above being met, constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, (3) any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, and (4) any shares of Common Stock or Preferred Stock issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.

      The foregoing opinions are limited to the laws of the United States of America and to the Business Corporation Law of the State of New York.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                           /s/ Vinson & Elkins L.L.P.